UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023 (July 31, 2023)

4FRONT VENTURES CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7010 E. Chauncey Lane Ste. 235

Phoenix, Arizona 85054

(Address or principal executive offices including zip code)

(602) 633-3067

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A Subordinate Voting Shares, no par value	FFNTF	OTCQX
	FFNT	CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2023, 4Front Ventures Corp. (the “Company”) entered into the First Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”), dated July 31, 2023, by and among the Company, LI Lending, LLC, a Delaware limited liability company (the “Lender”), the borrowers party thereto and the grantors party thereto. The current principal balance of the loan from the lender is US$42,500,000 (the “Loan”).

Pursuant to the Amendment, the Lender has agreed to (i) an extension of the term of the Loan from May 10, 2024 to May 1, 2026 (the “New Maturity Date”), (ii) reduce the interest rate on the principal balance of the loan on May 1, 2024 through the New Maturity Date from 16.50% to 12.00% and (iii) consent to the Company obtaining certain additional financing collateralized by assets already securing the loan from the Lender.

Under the terms of the Amendment, the Lender will receive a number of warrants equal to 33% of the Loan balance as of the current maturity date (US$17,061,000) each exercisable into one subordinate voting share of the Company (an “SVS”) for a term equal to the term of the Loan and with an exercise price of US$0.17 (each a “Warrant”). If the Company obtains a bona fide offer from a third party to refinance the Loan by January 31, 2024, the Lender will have the option to match the proposed terms of the offer or keep the Loan in force; upon exercise of either option, the Lender’s Warrant coverage will be reduced to 30% of the Loan balance as of the current maturity date. Additionally, if the Company obtains permitted secured debt senior to the Loan up to US$8 million, 75% of the Warrants will become exercisable by cashless exercise. If the Company obtains permitted secured debt senior to the Loan in excess of US$8 million (up to the US$10 million maximum), 100% of the Warrants will become exercisable by cashless exercise. The Amendment also provides that the Company will pay the Lender an origination fee equal to 1.00% of the Loan balance at the current maturity date (US$517,000), payable in cash on May 1, 2024.

Under the terms of the Amendment, while the Loan is outstanding, if the Company unilaterally removes its CEO or President from their current positions without either cause or Lender consent the maturity date of the Loan will be accelerated to the date that is 30 days after the first unilateral removal.

Leo Gontmakher, the CEO and a director of the Company, and Roman Tkachenko, a director of the Company, each own 14.28% of the Lender.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Exhibits

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement dated July 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2023

4FRONT VENTURES CORP.

By:	/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer and Director